UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2007

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	On July 9, 2007, Cal Hoagland, a principal of Financial Leadership Group, LLC, a leading Silicon Valley chief financial officer services and board advisory consultancy, was retained as the interim Chief Financial Officer of TiVo Inc. Mr. Hoagland will serve as our interim Chief Financial Officer and principal financial officer until such time as we complete our on-going search for a new Chief Financial Officer. We have retained a search firm and have begun the process of identifying qualified candidates.

Mr. Hoagland, age 50, has been a principal of Financial Leadership Group since May 2005. From August 2001 to January 2005, he held several positions, including Senior Vice President, CFO and Secretary, at Interwave Communications, Inc. (NASDAQ: IWAV), a publicly held compact wireless cellular telecommunication networks infrastructure company. From 1999 to 2001, Mr. Hoagland served as treasurer at Persistence Software (NASDAQ: PRSW) and before that he was Chief Financial Officer of Phasecom, a privately held startup, from 1998 to 1999. He also previously served as Chief Financial Officer of ACCOM (NASDAQ: ACMM), Global and Corporate Controller for ADAC Laboratories (NASDAQ: ADAC), and Corporate Controller of Valence Technology (NASDAQ: VLNC). He is a former Audit Manager with Coopers & Lybrand, now PricewaterhouseCoopers. Mr. Hoagland holds a B.S. in Business Administration from San Jose State University.

In connection with Mr. Hoagland’s appointment as our interim Chief Financial Officer and principal financial officer, we entered into a consulting agreement with Financial Leadership Group for the provision of Mr. Hoagland’s services. Pursuant to our consulting agreement with Financial Leadership Group, Mr. Hoagland is required to provide services on a full time basis. For Mr. Hoagland’s services, he and Financial Leadership Group will be paid at an annualized rate approximately equal to the total compensation expense (including non-cash equity compensation expense) expected to be incurred by us on annual basis for our resigning Chief Financial Officer plus 15%. As such, we will compensate Mr. Hoagland and Financial Leadership Group at a rate of $2,500 per day, with hours in excess of 55 per week billed at $350 per hour, and we will issue to Mr. Hoagland $1,000 per day in fully-vested shares of our common stock, valued based on the closing price of our common stock at the end of each calendar month in which Mr. Hoagland performs services for us. Additionally, Mr. Hoagland will enter into a Section 10b5-1 trading plan for the systematic sale in the following month of all shares paid pursuant to our consulting agreement with Financial Leadership Group.

Our consulting agreement with Financial Leadership Group also requires us to add Mr. Hoagland and Financial Leadership Group as additional insureds on our Directors’ & Officers’ and Errors & Omissions liability insurance policies and indemnify Mr. Hoagland and Financial Leadership Group in connection with the performance of services for us. Our consulting agreement has an initial term of 90 days and is extendable by us in two week increments thereafter.

The foregoing description of our consulting agreement with Financial Leadership Group for Mr. Hoagland’s services is qualified in its entirety by reference to the provisions of the agreement to be filed with our Quarterly Report on Form 10-Q for the quarter ending July 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: July 10, 2007	By:	/s/ Thomas Rogers
Thomas Rogers
Chief Executive Officer & President
(Principal Executive Officer)